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                                                                       EXHIBIT 8


                        [LATHAM & WATKINS LETTERHEAD]



                               October 21, 1996



ORBCOMM Global, L.P.
21700 Atlantic Boulevard
Dulles, Virginia  20166

          Re:  Registration Statement on Form S-4 (File No. 33-11149)

Ladies and Gentlemen:

       You have requested our opinion concerning the material federal income tax consequences of the exchange of 14% Series B Senior Notes due 2004 of ORBCOMM Global, L.P. and ORBCOMM Global Capital Corp. (together, the "Issuers"), which have been registered under the Securities Act of 1933, as amended, for outstanding 14% Senior Notes due 2004 of the Issuers, in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on August 30, 1996, as amended by Amendment No. 1 filed with the Commission on October 18, 1996 (collectively, the "Registration Statement").

        The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.




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LATHAM & WATKINS

   ORBCOMM Global, L.P.
   October 21, 1996
   Page 2


                 This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Certain Federal Income Tax Considerations" and "Legal Matters."


                                               Very truly yours,




                                               /s/  LATHAM & WATKINS
                                               ------------------------------
                                                    Latham & Watkins